12b-1 Plan and Agreement – CFST II

Schedule A

As of June 17, 2020

FOR FUNDS OTHER THAN COLUMBIA MONEY MARKET FUND:

Columbia Funds Series Trust II is a Massachusetts business trust:

Funds	Classes
	A	C	R
Columbia Funds Series Trust II
Columbia Capital Allocation Aggressive	A	C	R
Columbia Capital Allocation Conservative	A	C	R
Columbia Capital Allocation Moderate	A	C	R
Columbia Commodity Strategy Fund	A	C	R
Columbia Contrarian Asia Pacific Fund	A	C	R
Columbia Contrarian Europe Fund	A	C	—
Columbia Disciplined Core Fund	A	C	R
Columbia Disciplined Growth Fund	A	C	R
Columbia Disciplined Value Fund	A	C	R
Columbia Dividend Opportunity Fund	A	C	R
Columbia Emerging Markets Bond Fund	A	C	R
Columbia Flexible Capital Income Fund	A	C	R
Columbia Floating Rate Fund	A	C	R
Columbia Global Equity Value Fund	A	C	R
Columbia Global Infrastructure Fund	A	C	R
Columbia Global Opportunities Fund	A	C	R
Columbia High Yield Bond Fund	A	C	R
Columbia Income Builder Fund	A	C	R
Columbia Income Opportunities Fund	A	C	R
Columbia Large Cap Value Fund	A	C	R
Columbia Limited Duration Credit Fund	A	C	—
Columbia Minnesota Tax-Exempt Fund	A	C	—
Columbia Mortgage Opportunities Fund	A	C	—
Columbia Overseas Core Fund	A	C	R
Columbia Quality Income Fund	A	C	—
Columbia Select Global Equity Fund	A	C	R
Columbia Select Large Cap Value Fund	A	C	R
Columbia Select Small Cap Value Fund	A	C	R
Columbia Seligman Communications and Information Fund	A	C	R
Columbia Seligman Global Technology Fund	A	C	R
Columbia Small/Mid Cap Value Fund	A	C	R
Columbia Strategic Municipal Income Fund	A	C	—
Multi-Manager Value Strategies Fund	A	—	—

12b-1 Plan and Agreement – CFST II

Fee Schedule

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the percentage of the average daily net assets of the Fund attributable to the applicable class as set forth in the table below (the “Lesser of Methodology”). The Lesser of Methodology shall be determined and applied on a quarterly basis by computing the amount of actual fees and expenses accrued during the prior quarter (for each share class of each Fund) that were eligible to be paid under Section 3 of the Plan (i.e., the “expenses eligible for reimbursement”) and comparing that amount to the flat rate for the applicable Class. If the flat rate exceeds the expenses eligible for reimbursement, then, based on the Lesser of Methodology, the maximum 12b-1 fee amount accrued for such Class is applied on a going forward basis to reflect the actual amount of expenses eligible for reimbursement for the prior quarter. This determination and calculation is re-applied each subsequent quarter. The frequency of application of the methodology (currently, quarterly) may be revised by the Distributor at any time, after consultation with the Board.

Class	Fee
A	0.25%
C	1.00%
R	0.50%

For Class A shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class C shares, the maximum fee under this Plan and Agreement will be equal on an annual basis to 1.00% of the average daily net assets of the Funds attributable to Class C share, respectively. Of that amount, up to 0.75% shall be reimbursed for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month. Up to an additional 0.25% shall be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class R, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Funds attributable to Class R shares. Of that amount, for Class R, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

FOR COLUMBIA GOVERNMENT MONEY MARKET FUND:

Columbia Funds Series Trust II is a Massachusetts business trust:

Classes
	A	C	R
Columbia Funds Series Trust II
Columbia Government Money Market Fund	A	C	R

12b-1 Plan and Agreement – CFST II

Fee Schedule

The maximum fee for services under this Plan and Agreement shall be the lesser of the amount of expenses eligible for reimbursement (including any unreimbursed expenses) or a rate equal on an annual basis to the percentage of the average daily net assets of the Fund attributable to the applicable class as set forth in the table below (the “Lesser of Methodology”). The Lesser of Methodology shall be determined and applied on a quarterly basis by computing the amount of actual fees and expenses accrued during the prior quarter (for each share class of each Fund) that were eligible to be paid under Section 3 of the Plan (i.e., the “expenses eligible for reimbursement”) and comparing that amount to the flat rate for the applicable Class. If the flat rate exceeds the expenses eligible for reimbursement, then, based on the Lesser of Methodology, the maximum 12b-1 fee amount accrued for such Class is applied on a going forward basis to reflect the actual amount of expenses eligible for reimbursement for the prior quarter. This determination and calculation is re-applied each subsequent quarter. The frequency of application of the methodology (currently, quarterly) may be revised by the Distributor at any time, after consultation with the Board.

Class	Fee
A	0.10%
C	0.75%
R	0.50%

For Class A shares, the fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class C shares, the maximum fee under this Agreement will be equal on an annual basis to 0.75% of the average daily net assets of the Funds attributable to Class C shares for distribution expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

For Class R, the maximum fee under this Plan and Agreement, which shall be reimbursed for distribution expenses, will be equal on an annual basis of 0.50% of the average daily net assets of the Fund attributable to Class R shares. Of that amount, for Class R, up to 0.25% may be reimbursed for shareholder servicing expenses. The fee shall be paid to the Distributor in cash within five (5) business days after the last day of each month.

12b-1 Plan and Agreement – CFST II

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of June 17, 2020.

COLUMBIA FUNDS SERIES TRUST II

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Daniel J. Beckman
Name:	Daniel J. Beckman
Title:	Vice President and Head of U.S. Product